UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            OMNI RAIL PRODUCTS, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                                    68-0281098
           --------                                    ----------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

975 S.E. Sandy Boulevard, Portland, Oregon                97214
------------------------------------------                -----
 (Address of Principal Executive Offices)              (Zip Code)

                   Amended and Restated 1994 Stock Option Plan
                   -------------------------------------------
                            (Full title of the Plan)

  Robert E. Tuzik, President, 975 S.E. Sandy Boulevard, Portland, Oregon 97214
  ----------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (503) 230-8034
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   copies to:
                                 David R. Ludwig
                           Farleigh, Wada & Witt, P.C.
                       121 S.W. Morrison Street, Suite 600
                             Portland, Oregon 97204
                                 (503) 228-6044


                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                               Amount to      Proposed maximum   Proposed maximum    Amount of
 Title of Securities to be         be          offering price   aggregate offering  Registration
        registered             registered        per share             price            Fee
------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      625,260      $0.90625(1)       $  566,641.88        $157.53
Common Stock, $.01 par value      374,740      $0.27-15.00(2)    $  612,813.51        $170.36
                                ---------                        -------------        -------
         Total                  1,000,000                        $1,179,455.39        $327.89
------------------------------------------------------------------------------------------------

----------

(1) Computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for purpose of calculating the amount of the registration fee and based on the average of the bid and asked price of the Registrant's Common Stock as reported on the OTC Bulletin Board on September 27, 1999.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee, based upon the exercise price of the outstanding options.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's fiscal year ended April 30, 1999; and

     (c) The description of the Registration's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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


Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Amended and Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate of Incorporation") provides that the Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director, officer, or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer, or employee at the request of the Registrant or predecessor of the Registrant.

The Certificate of Incorporation also provides, to the fullest extent permitted by the DGCL, that a director is not personally liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director.

The Registrant maintains a directors and officers liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and its subsidiary companies against any liability incurred by such person in any such capacity or arising out of such person's status as such. The insurer's limit of liability under the policy is $3,000,000 in the aggregate for all insured losses. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1 The Fourth, Sixth, Ninth, and Tenth Articles of the Registrant's Amended and Restated Certificate of Incorporation as amended to date (incorporated by reference to the Registrant's Proxy Statement filed with the Commission on August 24, 1998).

5.1 Opinion of Farleigh, Wada & Witt, P.C. with respect to the legality of the securities being registered.

23.1                Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit
                    5.1).

23.2                Consent of KPMG, LLP, independent public accountants.

Item 9. Undertakings.

The Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
               Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d), and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

          Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland, State of Oregon, on October 4, 1999.

                                          OMNI RAIL PRODUCTS, INC.,
                                          a Delaware corporation


                                          By: /s/ Robert E. Tuzik
                                          -----------------------
                                          Robert E. Tuzik, President and
                                          Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                     Dated
---------                               -----                     -----


/s/ William E. Cook            Chairman of the Board of      October 4, 1999
-------------------------      Directors and Director
William E. Cook


/s/ Robert E. Tuzik            President and Chief           October 4, 1999
-------------------------      Operating Officer
Robert E. Tuzik


/s/ Edward S. Smith            Director                      October 4, 1999
-------------------------
Edward S. Smith


/s/ John E. Hart               Secretary and Director        October 4, 1999
-------------------------
John E. Hart

/s/ M. Charles Van Rossen      Vice President - Finance      October 4, 1999
-------------------------      and Treasurer
M. Charles Van Rossen

                                  EXHIBIT INDEX

Exhibit
Number         Description of Exhibits
------         -----------------------

4.1 The Fourth, Sixth, Ninth, and Tenth Articles of the Registrant's Amended and Restated Certificate of Incorporation as amended to date (incorporated by reference to the Registrant's Proxy Statement filed with the Commission on August 24, 1998).

5.1 Opinion of Farleigh, Wada & Witt, P.C. with respect to the legality of the securities being registered.

23.1           Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit 5.1).


23.2           Consent of KPMG, LLP, independent public accountants.



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